Exhibit 10.8

LEASE CONTRACT (“LEASE”) DATED                                     , 2003, IS ENTERED INTO BY AND BETWEEN INTERSECTION DEVELOPMENT CORPORATION, S. A. DE C. V., REPRESENTED HEREIN BY GREGORY ODION (HEREINAFTER REFERRED TO AS “LESSOR”), AND QUIXOTE TRANSPORTATION SAFETY MEXICO, S. DE R. L. DE C. V., REPRESENTED HEREIN BYMARIA EUGENIA RIOS ESPINOSA (HEREINAFTER REFERRED TO AS “LESSEE”), IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES.

R E C I T A L S

I.                                         LESSOR hereby states:

a)              That through Public Instrument No. 36552 Volume 940 of Notary Public No. 8, of Tijuana, Mexico, which was duly recorded with the Public Registry of Property and Commerce for the city of Tecate, Mexico, under Record No. 36552 of Volume 940, Civil Section, that on May 26, 1999, LESSOR acquired a plot of land (“LAND”) known as lot numbers 4-7, block 8, of Parque Industrial Tecate, with an approximate area of 14,419 square meters (155,202 square feet), that is located in the city of Tecate, Baja California, Mexico.

b)             That upon a portion of lots 4-7 of block 8, LESSOR has built and owns an industrial building with an approximate area of 6,313 square meters (67,927 square feet) (“BUILDING”), which together with the LAND will be referred to from herein as the “LEASED PROPERTY”.

c)              That it is duly represented in this act by Mr. Gregory Odion, who possesses adequate and sufficient authority to enter into this LEASE.

d)             That it is LESSOR’S intent to lease the building above mentioned to LESSEE.

II.                                     LESSEE, hereby states:

a)              That it is a company duly authorized and existing under the laws of the Mexican Republic, as evidenced by Public Instrument No. 26747 granted before Mr. Miquel Soberon Mainero, Notary Public No. 181 of the Federal District, under the name QUIXOTE TRANSPORTATION SAFETY MEXICO, S. DE R. L. DE C. V. operating as a warehousing and distribution plant in the City of Tecate, Baja California, as shown on Exhibit A.

b)             That it is duly represented in this act by Ms. Maria Eugenia Rios Espinosa, who possesses adequate and sufficient authority to enter into this LEASE as evidenced by Public Instrument No.                        granted before Mr.                       , Notary Public No.                        for the State of                       , as shown on Exhibit A.

c)              That it wishes to lease from LESSOR the LEASED PROPERTY described in subparagraph b) of Recital I herein.

Based on the foregoing, the parties hereto agree to the following:

C L A U S E S

FIRST.- SCOPE OF THE AGREEMENT.

Under the terms of this LEASE, LESSOR hereby leases to LESSEE the temporary use and enjoyment of LEASED PROPERTY.

SECOND.- OWNERSHIP OF THE LEASED PROPERTY.

LESSOR has ownership of the LEASED PROPERTY and of other common areas, and LESSEE may peacefully enjoy and use same.  Likewise, LESSOR agrees that any encumbrance or mortgage shall, in no way, prejudice the terms and conditions of this LEASE or the extension thereof that may occur, and that any modification of said encumbrances or mortgages, or any new encumbrance or mortgage on the LEASED PROPERTY must contain a clause acknowledging and accepting the existence and duration of this LEASE, as well as the right of extension herein contained, if said right of extension is agreed to by the parties at the time of execution of said mortgage by LESSOR.

The parties acknowledge the fact that a series of protective covenants have been stipulated as binding on LESSOR and the tenants of Parque Industrial Tecate, which are incorporated into this LEASE and made a part hereof by reference. . LESSOR and LESSEE declare that they are familiar with them and accept them as binding for both. LESSOR guarantees that the LEASED PROPERTY does not violate said covenants and that it complies with all regulations applicable to land use, as is evident from the subdivision permit for industrial purposes with respect to Parque Industrial Tecate.

THIRD.- IMPROVEMENTS.

3.1                                 LESSEE accepts the LEASED PROPERTY in “as is” condition and configuration. LESSEE agrees the that the LEASED PROPERTY is in good order and satisfactory condition and that there are no representations or warranties by LESSOR regarding the condition of the LEASED PROPERTY.

3.2                                 LESSEE must indemnify and leave LESSOR free from all liability or claim on account of any personal claims or indemnification for damages arising out of the actions of LESSEE in fulfillment of its obligations related to any construction of the structures, improvements, installation of machinery and equipment or repair of the LEASED PROPERTY, stipulated herein.

FOURTH.- USE OF THE LEASED PROPERTY.

4.1                                 The uses that LESSEE may make of the LEASED PROPERTY shall be light and clean industry, general office, warehouse, manufacturing, and similar items, storehouse, services, repairs engineering, sales, product demonstration employee and customer training, auxiliary storehouse, vehicle parking, and any other incidental use related to the manufacture, storage and office service, and for no other use without written authorization from LESSOR.  LESSEE shall not perform, nor allow any person to perform, any act in the LEASED PROPERTY that is contrary to the laws, statutes, ordinances, restrictions or regulations of the government with respect to the LEASED PROPERTY.

4.2                                 LESSEE shall no cause or permit any Hazardous Substance (as defined below) to be spilled or released in, on, under, or about the LEASED PROPERTY, except to the extent and in the amount any Hazardous Substance is currently used in the manufacturing processes currently operating at the LEASED PROPERTY, provided that the same shall at all times be brought upon, kept or used in accordance with all applicable Mexican laws and requirements.  LESSEE shall also promptly, at LESSEE’S expense, comply will all applicable requirements whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the LEASED PROPERTY and neighboring properties, that was caused or materially contributed to by LESSEE, or pertaining to or involving any Hazardous Substance brought on the LEASED PROPERTY during the LEASE TERM (as defined below) by or for LESSEE or any third party.  Hazardous Substance shall mean any product, substance or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with any other materials expected to be on the LEASED PROPERTY, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the LEASED PROPERTY, (ii) regulated or monitored by any governmental authority, or (iii) a basis of potential liability of LESSOR to any governmental agency or third party.  LESSEE indemnifies LESSOR harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties and attorneys’ and consultants’ fees arising our of or involving any Hazardous Substance brought onto the LEASED PROPERTY by or for LESSEE or any third party.

FIFTH.- TERM OF THE LEASE , PERMITS, AUTHORIZATIONS AND LICENSES.

5.1                                 The term of this LEASE (“LEASE TERM”) shall commence on the date (hereinafter “Lease Starting Date”) this LEASE is signed and entered into and shall end at midnight on the date that is 5 years after the last day of the month in which the Lease Starting Date falls, unless sooner terminated or further extended as hereinafter provided.  After the initial LEASE TERM, LESSEE has the option to lease for one (1) period of five (5) years, as described in Section 6 herein.  If LESSEE properly exercises this option, it will be mandatory for LESSOR.

5.2                                 LESSEE, at its exclusive expense and risk, shall obtain all permits, licenses, and authorizations from the Federal, State and Municipal authorities, and for that purpose, LESSEE declares that it will use the industrial premises for a light and clean industry, general office, warehouse and distribution, under the program approved by the Ministry of the Economy, with the specific use stipulated by Section 4.1 herein.

SIXTH.- RENT, TERMS AND CONDITIONS OF PAYMENT

6.1                                 During the LEASE TERM, LESSEE agrees to pay as the total price of the rent for the LEASED PROPERTY in the amount of $317,898.36 per annum, currency of the United States of America.  The rent shall be payable in equal monthly installments of $26,491.53 U.S. Dollars in advance on the first day of each month during the LEASE TERM , except that upon the execution of this LEASE LESSEE shall pay the first monthly rent, or if the Lease Starting Date is not the first day of a month, LESSEE, upon the execution of this LEASE, shall pay the prorated rent from such date through the end of such month and the amount corresponding to the last monthly payment shall be the prorated proportion of the monthly rent payment equivalent to the time that the LEASED PROPERTY was occupied by LESSEE, until such time as this LEASE terminates.

6.2                                 The above mentioned rent payments must be effected by LESSEE in dollars, currency of the United States of America, at the LESSOR’S address.  Payment may be made in pesos, Mexican currency, at an exchange rate determined by the Banco de México and published in the Official Gazette of the Federation (Diario Oficial de la Federación) on the day of payment.  All payments must be received in advance during the first five calendar days of each month.

6.3                                 Intentionally omitted.

6.4                                 Intentionally omitted.

6.5                                 During the LEASE TERM, LESSEE reserves the right to effect payments in advance of the monthly amount referred to in above paragraph 6.1, and LESSOR agrees to accept said payments as rents paid in advance, notifying his financial agent of the reception of said payments.

6.6                                 LESSEE shall pay the Value Added Tax to LESSOR pertaining to the monthly rental payment, in Mexican legal tender and LESSOR must issue the fiscally required receipt provided for by applicable law.

6.7                                 In the event that LESSEE fails to make payment of the rent within the period of 5 (five) business days indicated in above paragraph 6.1, same must pay LESSOR for such delay a late charge equal to five percent (5%) of the amount due.

6.8                                 LESSEE shall have one (1) renewal option of five (5) years (“Option”), under the same terms as are stipulated in this LEASE, starting with a rent which will be negotiated at the time of renewal, but which shall not be less than the rent of the final year of this LEASE, with an increase of the rate as stated below.  In order to exercise the Option, LESSEE must give written notice of such election to LESSOR and LESSOR must receive the same at least 6 months, but not more than 12 months prior to the date the option period would commence, time being of the essence.  If proper notification of the exercise of the Option is not given and/or received, such Option shall automatically expire.  This Option cannot be exercised:  (i) during the period commencing with the giving of any notice of default and continuing until said default is cured, (ii) during the period of time any rent is due and unpaid (without regard to whether notice thereof is given LESSEE), or (iii) during the time LESSEE is in default of this LEASE, or (iv) in the event that LESSEE has been given 3 or more notices of default, whether or not the defaults are cured, during the 12 month period immediately preceding the exercise of the Option.  The monthly rent for each month of the 5 year option period shall be calculated as described in Section 6.9 below.

6.9                                 On the last day of the initial LEASE TERM (the “Market Rental Value Adjustment Date”), the rent shall be adjusted to the Market Rental Value (MRV) of the LEASED PROPERTY as follows:  Four months prior to the Market Rental Value Adjustment Date, the parties shall attempt to agree upon what the new MRV with be on the Market Rental Value Adjustment Date.  If agreement cannot be reach within 30 days, then both LESSEE AND LESSOR shall each immediately make a reasonable determination of the MRV and submit such determination, in writing to arbitration in accordance with the following:

(a)                                  within 15 days thereafter, LESSOR and LESSEE shall each select an appraiser of their choice to act as an arbitrator.  Each appraiser so selected shall be certified as a MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Tecate, Baja California area.  The two arbitrators so appointed shall immediately select a third mutually acceptable appraiser to act as a third arbitrator (with the qualifications specified above).

(b)                                 the 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the LEASED PROPERTY is, and whether LESSOR’S or LESSEE’S submitted MRV is the closest thereto.  The decision of a majority of the arbitrators shall be binding on the parties.

(c)                                  If either of the parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision of his or her own, and such decision shall be binding o the parties.

(d)                                 the entire cost of such arbitration shall be paid equally by both parties, or by the party whose submitted MRV is not selected (i.e. the one that is NOT the closest to the actual MRV) if such party’s MRV is more than 50% further from the actual MRV than the other party’s originally submitted MRV..

(e)                                  notwithstanding the above, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

6.10                           LESSEE agrees that under no circumstance will it retain rents payable to LESSOR and only under LESSOR’S express written consent will LESSEE be able to do so.

SEVENTH.- TAXES AND PUBLIC UTILITIES.

7.1                                 As of the Lease Starting Date, LESSEE shall pay bills for the services related to water, telephone lines, drainage, and electric power.

7.2                                 LESSOR commits to carry out the necessary arrangements and works in order that the LEASED PROPERTY shall be furnished with water, drainage, electric power and to guarantee that same shall be furnished without any difficulty by the public or private companies that supply them as of the Lease Starting Date.

7.3                                 Intentionally Omitted.

7.4                                 In as much as the capacity for telephone, electricity and water and sewage belong to LESSOR, LESSEE must respect the ownership of such capacity upon termination of this LEASE.  If LESSEE does not transfer said services to LESSOR, the latter shall discount from the deposit provided for in clause 16.1 of this LEASE the sum of $3.00 (three 00/100) dollars, currency of the United States of America, per square meter of land for the water and sewer rights,  $1,500.00 (One thousand five hundred 00/100) dollars, currency of the United States of America for each unreturned telephone line, and $80.00 (Eighty 00/100) dollars, currency of the United States of America per every unreturned kva.

7.5                                 LESSEE shall be responsible for the payment of the corresponding property tax of the LEASED PROPERTY, which is paid every six months.

EIGHTH.- CESSION OF RIGHTS AND SUBLEASING.

LESSEE shall have the right to sublease all or part of the LEASED PROPERTY, or to assign and cede the rights of the LEASED PROPERTY, or to assign and cede the rights of this LEASE with LESSOR’S prior written consent, which consent shall not be unreasonably withheld, but should it occur, said subleasing or cession shall not relieve LESSEE from any of its obligations contained in this LEASE, especially those having to do with payment of the rent and those guaranteed by the under the Guaranty given pursuant to Section 16.2.  In compliance with the foregoing, LESSEE may sublease all or part of the LEASED PROPERTY, or to cede its rights under this LEASE to any third party.

NINTH.- MAINTENANCE AND REPAIRS.

9.1                                 Intentionally omitted.

9.2                                 LESSEE shall be responsible for the construction work effected in the occupancy of the LEASED PROPERTY, as may be required. LESSOR shall have no responsibility for any repairs or maintenance that may be required on account of normal wear and tear and/or incorrect use of the LEASED PROPERTY and its components by LESSEE or negligence on the part of LESSEE, its employees, agents or visitors. LESSEE will be responsible for building maintenance in all of its components, for the LEASE TERM, including the structural integrity of the roof, columns, exterior walls, and foundations.  The parties agreeing that the LESSOR has no obligation, in any manner whatsoever, to repair and maintain the LEASED PROPERTY, or the equipment therein.

9.3                                 LESSEE shall not make any single change, alteration or improvement on the LEASED PROPERTY (a) involving an aggregate cost of more than $25,000 U.S. Dollars (as estimated by a reputable architect selected by LESSEE at its expense) or (b) if, regardless of the cost, such change, alteration or improvement will materially lessen the value of the LEASED PROPERTY or will overtax or affect the structural strength of any building or improvement on the LAND, without first obtaining the consent of LESSOR (which will not be unreasonably withheld in the case of such alteration or improvement to which clause (b) does not apply) thereto in each case, and the consent of the holder of any mortgage covering the LAND, if such consent is required under the particular mortgage covering the LAND; and LESSEE shall not demolish any building or improvement on the LAND without such consents.  The consent of LESSOR and such holder of the mortgage covering the LAND, if given, shall be for that instance alone, and such consent shall be required for each and every further change, alteration, improvement or demolition.  Notwithstanding the above, LESSOR’S consent shall not be required for any reconfiguration of LESSEE’S equipment or personal property by LESSEE that has no effect on the structure of any building or improvement or any building system, wall or ceiling.

9.4                                 Where LESSOR’S consent has been obtained, no change, alteration or improvement shall be made until:

(a)                                  detailed plans and specifications and the cost estimate therefor (prepared by the reputable architect selected by LESSEE) shall have been delivered to and reasonably approved by LESSOR;

(b)                                 LESSEE shall have delivered to LESSOR security, reasonably satisfactory to LESSOR, or a surety bond issued by a surety company of recognized responsibility, satisfactory to LESSOR in an amount at least equal to 110% of the estimated cost of such work (but less the net amount for which a casualty insurance award has been made and actually paid to LESSOR) conditioned upon and securing the completion of and payment for such work, and

(c)                                  LESSEE shall have procured and paid for all permits and authorizations from all governmental authorities having jurisdiction thereover, and shall have delivered copies thereof to LESSOR.

9.5                                 At all times when the work is in progress, LESSEE shall, at LESSEE’S sole cost and expense, maintain, or cause to be maintained, workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or personal injury claims could be asserted against LESSOR, LESSEE or the LEASED PROPERTY; and shall deliver to LESSOR with proof of payment of the premium therefor comprehensive general liability insurance for the mutual benefit of LESSEE and LESSOR expressly covering the additional hazards due to the work, with limits of not less than $1,000,000 U.S. Dollars in the event of death or personal injury to any one person and not less than $2,000,000 U.S. Dollars in the event of death or personal injury to any number of persons in one accident and of not less than $1,000,000 U.S. Dollars for property damage.  The policy of comprehensive general liability insurance, insofar as it relates to property damage, shall not contain any restrictive clauses relating to excavating, sheet piling, moving, shoring, underpinning, removal and rebuilding of structural supports or subsurface work or any similar restrictive clauses.  The comprehensive general liability insurance provided for in this Section 9.5 may be effected by an appropriate endorsement, if obtainable, upon the insurance required to be maintained by LESSEE pursuant to Section 11.1.  All insurance of the character in this subdivision described shall be issued by companies of the same character as described in Section 11.5.

9.6                                 All permitted changes, alterations and improvements shall be prosecuted diligently and performed in a good and workmanlike manner in accordance with all applicable laws, ordinances and regulations, and the plans and specifications approved by LESSOR.  All of the materials used shall be new and free of all liens, encumbrances, financing statements, chattel mortgages, conditional bills of sale and title retention or security agreements.  LESSEE shall obtain, keep in effect, and furnish to LESSOR copies of all permits, licenses, consents and approvals required by any governmental or municipal body having jurisdiction over the LEASED PROPERTY in connection with any work undertaken by or on behalf of LESSEE.

9.7                                 This LEASE shall not be affected or suspended, nor shall the purposes of this LEASE be deemed frustrated, nor shall the rent or other charges payable by LESSEE be abated, suspended, reduced or diminished by reason of LESSEE being prevented from or delayed in building by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of Mexico or any other lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or strikes or by war or by any matter or thing resulting therefrom, or by any other cause or causes whether or not beyond the control of LESSEE.

9.8                                 In addition to complying with all other provisions hereof in connection with any work undertaken by or on behalf of LESSEE, LESSEE shall (i) furnish LESSOR a contract made with a contractor satisfactory to LESSOR providing for the completion of all work, labor and materials necessary to complete the permitted changes, alterations and improvements in accordance with the plans approved by LESSOR, (ii) use its best efforts to have such contract be for a fixed sum and in assignable form, and (iii) provide LESSOR with an assignment of such contract in form satisfactory to LESSOR, which shall be duly executed and acknowledged by LESSEE and by its terms shall be effective upon any termination of this LEASE or upon LESSOR’S reentry upon the LEASED PROPERTY pursuant to this LEASE prior to the complete performance of such contract.  Such assignment shall also provide, that LESSOR shall be entitled to the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment.

9.9                                 LESSOR may, upon reasonable notice to LESSEE, at any time and from time to time during usual business hours and without unreasonably interfering with LESSEE’S business or any construction in progress (except without notice and at anytime in case of emergency), in addition to any other right of access given to LESSOR pursuant to the terms of this LEASE, at LESSOR’S expense, enter upon the LEASED PROPERTY with one or more engineers and/or architects of LESSOR’S selection to determine the course and degree of completion of the permitted changes, alterations and improvements and its compliance with the plans approved by LESSOR and the terms and conditions of this LEASE.

9.10                           Anything hereinabove contained to the contrary notwithstanding, nothing contained herein shall be construed to be a consent by LESSOR to the placing of any lien against the fee interest in the LEASED PROPERTY or LAND and/or BUILDING.

9.11                           Upon completion of the permitted changes, alterations and improvements, the LESSEE shall deliver to LESSOR professional as built plans of same, sealed by a licensed architect.

9.12                           LESSEE shall pay to LESSOR, within ten (10) days after demand, all reasonable out of pocket charges or expenses LESSOR may incur in reviewing plans, permits, contracts or similar items or inspecting the work in progress and as completed, including reasonable fees of architects, engineers and attorneys, regardless of whether LESSOR’S consent to any proposed work is obtained.

TENTH.- PARK TENANT ASSOCIATION.

LESSEE understands that it must be a member of the Property’s Tenant Association and that he must pay a fee which currently is equivalent to One Thousand Dollars ($1,000.00) currency of the United States of America, per year, in quarterly payments, payable directly to Parque Industrial Tecate.

ELEVENTH.- INSURANCE.

11.1                           LESSEE, at LESSEE’S expense, shall maintain in force and effect:

(a)                                  All risk insurance covering the Building and any other buildings, improvements and building equipment now or hereafter on the Land and all personal property appertaining thereto and LESSEE equipment and personal property (including articles removed from the LEASED PROPERTY for repair) against loss or damage by fire and such risks as are customarily included in all risk coverage policies covering property in the community in which the LEASED PROPERTY are situated (including earthquake coverage) in an amount equal to 100% of the full replacement value of said buildings, improvements, building equipment and personal property (but in no event less than (1)$2,000,000 U.S. Dollars for buildings and improvements, and (2) $2,000,000 U.S. Dollars for equipment and personal property) with an inflation guard endorsement, or the amount required under any mortgage covering the LAND to which this LEASE is subject, whichever is greater.  Notwithstanding the above, LESSEE may self-insure for earthquake insurance coverage specified above.  If LESSEE self insures as described herein, then, for purposes of Article 12 below, any loss of damage to any buildings and improvements and building equipment and all personal property appertaining thereto and LESSEE’S equipment and personal property, or any additions or improvements thereto or the contents thereof that would have been covered by the earthquake insurance required to be carried hereunder shall be deemed covered by and recoverable by LESSEE under valid and collective policies of insurance;

(b)                                 Rent insurance in a face amount not less than the amount of the rent under this LEASE against loss resulting from any of the risks and hazards required to be covered by insurance under all of the other provisions of this Section;

(c)                                  Intentionally Omitted;

(d)                                 Insurance against loss or damage by explosion of steam boiler, pressure vessels or similar apparatus with such limits as from time to time may be reasonably required by LESSOR but not less than $1,000,000 U.S. Dollars per occurrence and; boiler, machinery, rental income coverage equal to rent for one year;

(e)                                  Such other and additional insurance and in such amounts as at the time customarily is carried with respect to buildings, improvements and building equipment and personal property similar in character, general location, use and occupancy to the buildings, improvements and building equipment and personal property then on the LAND; and

(f)                                    Such other or additional insurance and in such amounts as may be required under any mortgage to which this LEASE is subject.

11.2                           The words “full replacement value,” as used in Sections 11.1(a), shall mean the cost of actual replacement without depreciation (excluding foundations, footings and excavation costs below the lowest basement floor, and cost of underground flues, pipes or drains) and the full replacement value shall be determined from time to time, at LESSOR’S request, not more frequently than once every three years, by one of the insurers or by an architect, engineer, contractor or appraiser selected by LESSEE, at LESSEE’S expense, and approved by LESSOR.  No omission by LESSOR to request such determination shall relieve LESSEE of any of LESSEE’S obligations under this Section.

11.3                           LESSEE shall not carry any separate insurance of the same character required under this Section unless LESSOR and the holder of any mortgage to which this LEASE is subject shall be named as an insured with loss payable as herein provided.  LESSEE shall promptly notify LESSOR of the issuance of any such separate insurance and shall deliver the policies and certificates as provided in Section 11.5.

11.4                           LESSEE, at LESSEE’S expense, shall maintain for the mutual benefit of LESSOR and LESSEE, comprehensive general public liability insurance (including an endorsement for (a) personal injury coverage; (b) broad form hold harmless clause; (c) notice and knowledge of occurrence clause; (d) unintentional errors and omissions clause; and also including, without limitation, coverage for explosion and, (if the LEASED PROPERTY include any elevator, elevator liability and elevator collision) against claims for personal injury, death or property damage occurring in, on or about the LEASED PROPERTY (including, without limitation, personal injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair) with such limits as LESSOR, from time to time, reasonably may require but not less than $1,000,000 U.S. Dollars in the event of death or personal injury to any one person and not less than $2,000,000 U.S. Dollars in the event of death or personal injury to any number of persons in one accident and of not less than $1,000,000 U.S. Dollars for property damage.  Such coverage may be effected by an umbrella policy above the basic coverage provided by comprehensive general public liability insurance coverage.

11.5                           The insurance required under this Article shall be effected by valid and enforceable policies issued by insurance companies of recognized responsibility authorized and licensed to do business in the country of Mexico and which have received at least an A rating from A.M. Best & Co. at the time such policies are issued.

11.6                           Upon the Lease Starting Date and thereafter, not less than 30 days prior to the expiration date of the expiring policies theretofore furnished pursuant to this Article, originals of such policies and renewal policies, as the case may be, shall be delivered by LESSEE to LESSOR, with proof of payment reasonably satisfactory to LESSOR of the respective premiums thereunder.

11.7                           All policies of insurance required under Sections 11.1 and 11.4 shall name LESSEE as the insured and LESSOR and a holder of any mortgage covering the LAND as a loss payee or an additional insured, as their interests may appear.  Each policy of insurance required under this Article, to the extent obtainable, shall (a) contain an agreement by the insurer that it will not be canceled or modified without at least 30 days’ prior written notice sent by registered or certified mail, return receipt requested, to LESSOR and (except for rent insurance) to the holder of any mortgage covering the LAND; and (b) provide that no act or omission of LESSEE or any sublessee shall result in a forfeiture of such insurance.

11.8                           The loss, if any, under policies of insurance required under Section 11.1 shall be adjusted by and paid to LESSOR (subject to the provisions of Sections 12.3 and 12.4) if not required to be paid to the holder of any mortgage covering the LAND.  All deductibles payable under the insurance listed herein shall be paid by LESSEE.

11.9                           Upon termination of this LEASE, the premiums on all transferable insurance policies provided for in this Article, then in force, shall be apportioned between LESSOR and LESSEE as of the date of termination, but only to the extent such insurance policies are actually transferred to LESSOR and provided that LESSOR shall not be required to make any apportionment payment to LESSEE if LESSEE is then in default under this LEASE.

11.10                     If any liability claim shall be asserted against LESSEE or the LEASED PROPERTY, LESSEE, promptly after having knowledge thereof, will notify LESSOR of such claim.

TWELFTH.- LOSS AND DESTRUCTION.

12.1                           In case of damage to or total or partial destruction (collectively a “Casualty”) of the Building or any other  building, improvements or building equipment now or hereafter on the LAND, and such Casualty renders all or a substantial portion of the LEASED PROPERTY untenantable, and in LESSOR’S reasonable opinion it would not be economically feasible to repair or restore the LEASED PROPERTY, then LESSOR may terminate this LEASE upon written notice to the LESSEE within 90 days after the Casualty.  In addition, LESSOR, by notice to LESSEE within 90 days after the date of the Casualty, shall have the right to terminate this LEASE if:  (1)  the LEASED PROPERTY have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any mortgage to which this LEASE is subject  requires that the insurance proceeds be applied to the payment of the mortgage debt.

12.2                           If this LESSEE is not terminated, LESSOR shall proceed with reasonable promptness to repair and restore the LEASED PROPERTY, subject to reasonable delays for insurance adjustments and delays caused by matters beyond LESSOR’S reasonable control, and also subject to zoning laws and building codes then in effect. LESSOR shall have no liability to LESSEE, and LESSEE shall not be entitled to terminate this LEASE (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by LESSOR.  However, if the LEASED PROPERTY are not repaired or restored within eighteen (18) months after the date of the Casualty (“Outside Completion Date”), then either party may terminate this LEASE by written notice to the other party not later than thirty (30) days after the expiration of the Outside Completion Date, but prior to substantial completion of repair or restoration.  LESSOR and LESSEE agree that the Outside Completion Date shall be postponed by the number of days the repair or restructuring work is delayed due to force majeur and shall take into effect any LESSEE Delays.  As used herein “Lessee Delay” shall mean any delays resulting from the acts or omissions of LESSEE, its employees, agents and contractors or their respective contractors or vendors, including, without limitation, and LESSEE’S failure to comply with any of its obligations under this LEASE.

12.3                           Whether or not this LEASE is terminated as provided herein or pursuant to applicable Mexican law, upon notice from LESSOR, LESSEE shall assign to LESSOR (or to any party designated by LESSOR) all insurance proceeds payable to LESSEE under LESSEE’S insurance required under Section 11.1(a); provided if the estimated cost to repair the LEASED PROPERTY exceeds the amount of insurance proceeds received by LESSOR from LESSEE’S insurance carrier, the excess cost of such repairs shall be paid by LESSEE to LESSOR prior to LESSOR’S commencement of repairs.  Within 15 days of demand, LESSEE shall also pay LESSOR for any additional excess costs that are determined during the performance of the repairs.  No repair or restoration work shall be undertaken by LESSOR until such deficiency shall have been paid to LESSOR or until LESSEE shall have delivered to LESSOR a surety bond in form and amount issued by a surety company of recognized responsibility or such other security, as may be satisfactory to LESSOR (for the amount of the deficiency only) conditioned upon and securing the completion of and full payment for the restoration and repair work.  Upon the expiration or sooner termination of this LEASE pursuant to this Article, all insurance proceeds then held by LESSOR and all insurance proceeds payable by insurance carriers but still in the hands of such carriers shall become the property of LESSOR.  However, the foregoing shall in no way limit or reduce LESSEE’S obligations on account of any deficiency with respect the amount of such proceeds required to so restore, replace, repair or alter the same.

12.4                           Any net proceeds of insurance under the policy required under Section 11.1(b) shall be held by LESSOR and applied by LESSOR against payment of the rent as they become due (any deficiency to be paid by LESSEE) until the repair and restoration work is completed and fully paid for, at which time the balance of such proceeds, if any, remaining after such application shall be paid to LESSEE, provided LESSOR has not given notice of default under this LEASE and the applicable grace period, if any, expired and provided further that such excess shall be paid to LESSEE if and when such default has been cured within such applicable grace period.  Notwithstanding the above, if this LEASE is terminated as provided herein or pursuant to applicable Mexican law, all net proceeds of insurance under the policy required under Section 11.1(b) shall be paid to LESSOR, provided that if such proceeds do not equal one year’s rent payments, LESSEE shall pay LESSOR any deficiency.

12.5                           Notwithstanding anything to the contrary herein set forth, (a) LESSOR shall have no duty pursuant to this Article 12 to expend for any repair or restoration amounts in excess of insurance proceeds paid to LESSOR and available for repair or restoration; (b) LESSEE shall not have the right to terminate this LEASE pursuant to this Article 12 if the Casualty was caused by the act or neglect of LESSEE or its agents, employees or invitees; and (c)  LESSOR shall not be liable for any inconvenience to LESSEE, or injury to LESSEE’S business resulting in any way from the Casualty or the repair thereof.

12.6                           There shall be no abatement or reduction of rent payable by LESSEE under this LEASE nor any diminution of any of LESSEE’S obligations under this LEASE by reason of any such damage or destruction, nor shall LESSEE be entitled to surrender possession of the LEASED PROPERTY by reason thereof unless this LEASE is terminated pursuant to Section 12.1; and LESSEE hereby waives all rights to such relief now or hereafter conferred upon it by any law now in existence or hereafter enacted.

THIRTEENTH.- VACATING THE PROPERTY.

13.1                           On the last day of the LEASE TERM or on the last day of any extension, or in case of advance termination, LESSEE must surrender the possession of the LEASED PROPERTY to LESSOR without delay leaving such property in adequate conditions to be used in the same condition as delivered at the Commencement Date, normal wear and tear excepted.  For such purposes, 120 days prior to the termination of the LEASE TERM, the parties will jointly inspect the LEASED PROPERTY in order to determine the conditions and state of the LEASED PROPERTY.

13.2                           All signs, inscriptions, canopies and analogous objects set up by LESSEE, must be removed by LESSEE at the expiration of this LEASE.

13.3                           The furniture and equipment installed by LESSEE shall continue being owned by LESSEE and must be removed by LESSEE before the expiration of this LEASE and LESSEE shall, for its own account, repair any damage resulting from the above mentioned installation or removal.

FOURTEENTH.- SURRENDER OF THE LEASED PROPERTY.

LESSEE acknowledges that possession of the LEASED PROPERTY must be surrendered to LESSOR at the expiration or sooner termination of the LEASE TERM.  LESSEE agrees to indemnify and save LESSOR harmless against all costs, claims, loss or liability resulting from delay by LESSEE in so surrendering the LEASED PROPERTY, including, without limitation, any claims made by any succeeding tenant founded on such delay.  LESSEE agrees that if possession of the LEASED PROPERTY is not surrendered to LESSOR upon the date of the expiration or sooner termination of the LEASE TERM, then LESSEE shall pay to LESSOR as liquidated damages for each month and for each portion of any month during which LESSEE holds over in the LEASED PROPERTY after the expiration or sooner termination of the LEASE TERM, a sum equal to one and one-half (1-1/2) times the aggregate rent which was payable under this LEASE during the last month of the LEASE TERM hereof.  Nothing herein contained shall be deemed to permit LESSEE to retain possession of the LEASED PROPERTY after the expiration or sooner termination of the LEASE TERM.  The aforesaid provisions of this Article shall survive the expiration or sooner termination of the LEASE TERM.

FIFTEENTH.- ACCESS TO THE LEASED PROPERTY BY LESSOR.

15.1                           LESSEE shall allow LESSOR and its authorized representatives to enter the LEASED PROPERTY at any reasonable time in order to inspect and perform any necessary LESSOR repairs or LESSEE repairs, if LESSEE has not performed such repair within 10 days after it has received written notice of the need therefor from LESSOR.  Notwithstanding the above, LESSOR may not perform a repair if a repair is of a nature that it will require more than 10 days to complete and if LESSEE begins and is diligently pursuing such a repair within the 10 day period after LESSEE has received written notice.

15.2                           Nothing in this Clause shall be construed as an obligation of LESSOR to make such works and therefore, it does not constitute a waiver of the rights contained in this LEASE in case of non-compliance by LESSEE in regard to conducting such works.

15.3                           In the event LESSEE decides not to renew this LEASE, LESSOR shall be entitled to enter the LEASED PROPERTY during working hours and days in order to show the LEASED PROPERTY to potential lessees, notifying LESSEE thereof 24 hours in advance and without it causing any inconveniences to the LESSEE.

SIXTEENTH.- GUARANTEES.

16.1                           Simultaneously with the execution of this LEASE, LESSEE shall deliver to LESSOR the amount of $26,491.53 dollars, currency of the United States of America as deposit, in order to guarantee the fulfillment of the obligations acquired under this LEASE.  Such deposit shall be reimbursed at the expiration of this LEASE, subject to the deductions resulting from accounts payable, non-transferred public utility services or necessary expenses for repairs made in the LEASED PROPERTY.

16.2                           Simultaneously with the execution of this LEASE, LESSEE shall obtain and deliver to the satisfaction of LESSOR, a satisfactory guarantee granted by Quixote Corporation, a Delaware corporation, in regard to the rent payments and all other obligations of LESSEE under this LEASE.

SEVENTEENTH.- SUBORDINATION AND SALE.

LESSEE agrees to subordinate this LEASE (including any extension thereof) to any mortgage or lien encumbering the LEASED PROPERTY now or in the future, with the understanding that the holder of any such mortgage or lien (“Mortgagee) agrees in not to interfere with the possession and other rights of LESSEE under this LEASE during the time in which LESSEE continues fulfilling its obligations under this LEASE.  In the case the Mortgagee acquires the title of ownership of the LEASED PROPERTY by auction or any other means, or should the LEASED PROPERTY be sold to a third party, the new owner should accept that LESSEE is a party to this LEASE and to execute the obligations of LESSOR under the terms of this LEASE and LESSEE shall acknowledge such creditor or person acquiring the ownership of the LEASED PROPERTY.  LESSEE and LESSOR agree to hold all necessary acts to execute the agreements contained in this clause.

EIGHTEENTH.- NON-COMPLIANCE.

Incurring into any of the following shall constitute non-compliance and default by LESSEE:

18.1                           LESSEE fails to pay rent when due and such failure continues for 5 days after written notice from LESSOR.

18.2                           LESSEE fails to fulfill any covenant, condition or provision of this LEASE, when such failure continues for a 30 day period after LESSEE receives the corresponding written notice from LESSOR; or if the nature of the non-compliance were such it were impossible to compensate it by means of just paying moneys, and more than a 30 day period were required for its repair, LESSEE shall not be in non-compliance of such obligations if LESSEE fails to commence the cure of such failure within the 30 day period and diligently continuing therewith.

18.3                           (a)                                A complaint filed by or against LESSEE demanding to be declared insolvent for effects of bankruptcy, provided such claim is superseded within a period of 30 (thirty) days after it has been filed.

(b)                                 The designation of an auditor or controller to take possession of all the properties of LESSEE or a substantial part thereof.

(c)                                  The attachment, execution or any other judicial act against all of the properties of LESSEE or a substantial part thereof.

(d)                                 In the event LESSEE violates the contamination regulations as well as the environmental norms applicable in Tecate, Baja California, Mexico.

18.4                           In case of any violation by LESSEE of what has been stipulated herein, such as it is defined under the foregoing paragraph 18.1, besides having other rights contemplated by applicable law, LESSOR may terminate this LEASE 10 days after LESSEE has received written notice of the termination by LESSOR.  If LESSOR takes possession of the LEASED PROPERTY by legal means of through any lawfully established notification, this LEASE shall be deemed terminated and LESSOR shall conduct its best effort to lease the LEASED PROPERTY or any part thereof, under the terms and conditions and for the rent it may deem reasonable, having the right to make minor changes and repairs in the LEASED PROPERTY.

18.5                           Rent payments excluded, in no case whatsoever shall it be considered that LESSOR or LESSEE have not complied with any of their obligations, if they have fulfilled them within a 30 day period as of the date on which the corresponding notice in writing of LESSEE or LESSOR, as the case may be, demanding such fulfillment, has been received.

NINETEENTH.- INDEMNITY.

Except to the extent caused by the negligence or willful misconduct of LESSOR, LESSEE shall indemnify and save LESSOR, its agents, employees, directors and officers (collectively “agents”) harmless against any liability to and all claims by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury or property damage ), arising:

from the use or management by LESSEE of the LEASED PROPERTY, or from any work or thing whatsoever done or omitted to be done thereat by LESSEE, its agents, contractors, employees, invitees, or patrons, or from any accident thereat, and from any breach or default by LESSEE of and under any of the terms, covenants and conditions of this LEASE.

LESSEE also shall indemnify and save LESSOR and its agents harmless against all out of pocket costs, reasonable counsel fees, expenses and penalties incurred by LESSOR and its agents in connection with any such liability or claim.  If any action or proceeding shall be brought against LESSOR and/or its agents in connection with any such liability or claim, LESSOR shall notify LESSEE thereof and LESSEE shall defend such action or proceeding, at LESSEE’S expense, by counsel reasonably satisfactory to LESSOR or, at LESSOR’S option, LESSOR may retain its own counsel for such defense and LESSEE shall reimburse LESSOR and its agents for the reasonable expense incurred by LESSOR and its agents in such regard.

TWENTIETH.- RIGHT OF FIRST REFUSAL.

20.1                           LESSOR shall not, at any time prior to the expiration of the LEASE TERM, or any extension thereof, sell the LEASED PROPERTY, or any interest therein, without first giving written notice thereof to LESSEE, which notice is hereinafter referred to as “Notice of Sale”.

20.2                           The Notice of Sale shall include the exact and complete terms of the proposed sale and shall have attached thereto a copy of the bona fide offer and counteroffer, if any, duly executed by both LESSOR and the prospective purchaser.

20.3                           For a period of 15 calendar days after receipt by LESSEE of the Notice of Sale, LESSEE shall have the right to give written notice to LESSOR of LESSEE’S exercise of LESSEE’S right to purchase the

LEASED PROPERTY, the interest therein proposed to be sold, or the property of which the LEASED PROPERTY is a part, on the same terms, price and conditions as set forth in the Notice of Sale.  In the event that LESSOR does not receive written notice of LESSEE’S exercise of the right herein granted within said 15 day period, there shall be a conclusive presumption that LESSEE has elected NOT to exercise LESSEE’S right hereunder, and LESSOR may complete the sale to the prospective purchaser, on the same terms set forth in the Notice of Sale.

20.4                           In the event that LESSEE declines to exercise its right of first refusal after receipt of the Notice of Sale, and, thereafter, LESSOR and the prospective purchaser modify by more than 5%, (i) the sales price, or (ii) the amount of down payment, or if there is a material change in any seller financing offered, or in the event that the sale is not consummated within 180 days of the date of the Notice of Sale, then LESSEE’S right of first refusal shall reapply to said transaction.

20.5                           In the event that LESSEE declines to exercise its right of first refusal after receipt of the Notice of Sale, and, thereafter, the proposed transfer or sale is not consummated, the LESSEE’S right of first refusal shall apply to any subsequent transaction.  If, however, said transfer or sale is, in fact, completed, then said right shall be extinguished and shall not apply to any subsequent transactions.

20.6                           Notwithstanding the above, this right of first refusal is intended to apply only to voluntary transfers involving third party transferees.  This right of first refusal shall not, therefore, apply:  where the LEASED PROPERTY is taken by or sold to a governmental agency, to inter-family or inter-ownership transfers, to transfers by LESSOR to a trust created by LESSOR, or, if LESSOR is a trust, to transfers to a trust beneficiary.

20.7                           This right of first refusal cannot be exercised:  (i) during the period commencing with the giving of any notice of default and continuing until said default is cured, (ii) during the period of time any rent is unpaid (without regard to whether notice thereof is given LESSEE), (iii) during the time LESSEE is in default of this LEASE, or (iv) in the event that LESSEE has been given 3 or more notices of default, whether or not the defaults are cured, during the 12 month period immediately preceding the exercise of the right of first refusal.

TWENTY-FIRST.- PEACEABLE USE.

LESSOR agrees that LESSEE shall be entitled to enjoy the peaceable use of the LEASED PROPERTY during the LEASE TERM without any interference, intermission or without being bothered by LESSOR, any other tenant of the industrial park or any other third party, provided LESSEE pays the rent and fulfills what has been set forth herein.

TWENTY-SECOND.- NOTICES.

In case it were necessary or desirable for any of the parties to notify or to demand something of the other party in accordance with the provisions of this LEASE, such notification or demand shall be made personally or by certified or registered mail, with acknowledgment or receipt, addressed to the domicile appearing below, until such address is modified and notified by the corresponding party.

LESSOR	LESSEE
INTERSECTION DEVELOPMENT CORPORATION, S. A. DE C. V	QUIXOTE TRANSPORTATION SAFETY MEXICO, S. DE R. L. DE C. V.
3 Rim Ridge NewPort, California 92657 Tel: (249) 219-0101 Fax: (249) 219-0109 Attention: Walter Rogers	c/o Quixote Transportation Safety, Inc. One East Wacker Drive, Suite 3000, Chicago IL 60601 Tel: (312) 467-6755 Fax: (312) 467-0562

TWENTY-THIRD.- ENTIRE AGREEMENT.

This LEASE and its attachments contain all the covenants and conditions established between the parties with respect to the LEASED PROPERTY.  Consequently, the parties acknowledge that after undersigning this LEASE, all other previous agreements shall be duly recorded and fulfilled, with the exception of those contemplated herein.

If any term, agreement, condition or clause hereof or its application in regard to any individual or circumstance were to be declared null, void or undemandable by a competent court, the remaining clauses, agreements and conditions or their application in regard to any individual or circumstance shall remain in force.

TWENTY-FOURTH.- AMENDMENTS.

This LEASE may not be orally modified, nor modified in any way other than by a written agreement duly undersigned by the legal representatives of the parties hereto.

TWENTY-FIFTH.- INTENTIONALLY OMITTED.

TWENTY-SIXTH.- LANGUAGE.

This LEASE is entered into in English and Spanish versions. The parties agree that for purposes of interpretation or in the event of any conflict, the English version shall prevail.

TWENTY-SEVENTH.- APPLICABLE LAW AND JURISDICTION.

In case of controversies arising from this LEASE, the parties expressly agree to subject to the applicable laws of the State of Baja California, Mexico, and the courts of the city of Tecate, Baja California, Mexico, expressly waiving any other venue which could correspond to them due to their present or future domiciles, or due to any other reason.

[Signature page to follow]

Consequently, due to the foregoing, the parties execute and undersign this LEASE on the date and places provided below.

LESSOR INTERSECTION DEVELOPMENT CORPORATION, S. A. DE C. V. .		LESSEE QUIXOTE TRANSPORTATION SAFETY MEXICO, S. DE R. L. DE C. V.

	/s/ Greg Odion		/s/ Leslie J. Jezuit
By:	Greg Odion	By:	Leslie J. Jezuit
Date:		Date:
Place:	Santa Fe Springs, CA, USA	Place

	WITNESSED BY:		WITNESSED BY:

	/s/ Diana Grootonk		/s/ Christopher J. Rosette
Name:	Diana Grootonk	Name:	Christopher J. Rosette
Date:	05/20/03	Date:
Place:	Los Angeles	Place:

EXHIBIT A

[to be provided by LESSEE]

LAX1 #249712 v1